Exhibit 32

SECTION 1350 CERTIFICATION

In connection with the Quarterly Report of Stericycle, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) we, Charles A. Alutto, President and Chief Executive Officer of the registrant, and Daniel V. Ginnetti, Executive Vice President and the Chief Financial Officer of the registrant, certify as follows:

(a)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 2, 2018

/s/ Charles A. Alutto
Charles A. Alutto
President and Chief Executive Officer
Stericycle, Inc.

/s/ Daniel V. Ginnetti
Daniel V. Ginnetti
Executive Vice President and Chief Financial Officer
Stericycle, Inc.